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EXHIBIT 4.1.7

EXECUTION COPY
[2005-1]

            AMENDMENT NO. 1 (this "Amendment") dated as of October 24, 2007, to the AMENDED AND RESTATED SERIES 2005-1 SUPPLEMENT dated as of August 1, 2006 (the "Series Supplement"), between HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware ("HVF"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (as successor to BNY MIDWEST TRUST COMPANY, an Illinois trust company), as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), and as securities intermediary, to the Second Amended and Restated Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the "Base Indenture").

WITNESSETH:

        WHEREAS, HVF and the Trustee desire to amend the Series Supplement as herein set forth.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Defined Terms.    All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series Supplement.

        2.    Amendment to the Series Supplement.    The definition of Series 2005-1 Maximum Non-Eligible Vehicle Amount in Article I of the Series Supplement is hereby amended and restated in its entirety to read as follows:

          "'Series 2005-1 Maximum Non-Eligible Vehicle Amount' means, as of any day, an amount equal to 85% of the Adjusted Aggregate Asset Amount."

        3.    Reference to Series Supplement.    Except as amended hereby, the Series Supplement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects. From and after the date hereof, each reference in the Series Supplement to "this Series Supplement", "hereof", or "hereunder" or words of like import, and all references to the Series Supplement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Series Supplement, as amended by this Amendment.

        4.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        5.    Governing Law.    This Amendment shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

        IN WITNESS WHEREOF, HVF and the Trustee have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: VP and Treasurer
THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor to BNY MIDWEST TRUST COMPANY, as Trustee,
By:	/s/ MARIAN ONISCHAK Name: Marian Onischak Title: Vice President

CONSENT OF MBIA INSURANCE CORPORATION, AS INSURER AND AS SOLE HOLDER OF THE SERIES 2005-1 NOTES AND THE SERIES 2005-4 NOTES

        REFERENCE is made to the Amended and Restated Series 2005-1 Supplement and the Amended and Restated Series 2005-4 Supplement dated as of August 1, 2006 (the "Supplements") to the Second Amended and Restated Base Indenture dated as of August 1, 2006 (the "Base Indenture").

        WHEREAS, Hertz Vehicle Financing LLC ("HVF") desires to enter into amendments to each of the Supplements, each to be dated as of October 24, 2007 (together, the "Amendments"). The form of each Amendment is attached hereto as Exhibit A.

        WHEREAS, except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Definitions List attached as Schedule 1 to the Base Indenture or in the Supplements.

        WHEREAS, (i) except for any period during which an Insurer Default is continuing, the undersigned party is deemed to be the holder of 100% of the Series 2005-1 Notes and the Series 2005-4 Notes for the purposes of giving any consents, waivers, approvals, instructions, directions, declarations, notices and/or taking any other action pursuant to the Base Indenture, the Series 2005-1 Supplement (except as set forth in Section 6.6 therein) or the Series 2005-4 Supplement (except as set forth in Section 7.7 therein), as applicable; and (ii) the undersigned party is the Insurer under the Insurance Agreement.

        WHEREAS, HVF desires to obtain the consent of the undersigned party to enter into the Amendments.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned party hereby irrevocably and unconditionally consents to HVF entering into the Amendments as attached in Exhibit A hereto.

MBIA INSURANCE CORPORATION, as deemed holder of 100% of the Series 2005-1 Notes and the Series 2005-4 Notes
By:	/s/ DAVID A. HOAK Name: David A. Hoak Title: Director

EXHIBIT A

[FORM OF THE AMENDMENTS]

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  EXHIBIT 4.1.7
  EXECUTION COPY [2005-1]
WITNESSETH
CONSENT OF MBIA INSURANCE CORPORATION, AS INSURER AND AS SOLE HOLDER OF THE SERIES 2005-1 NOTES AND THE SERIES 2005-4 NOTES
EXHIBIT A [FORM OF THE AMENDMENTS]